EXHIBIT 5.1

Baker, Donelson, Bearman, Caldwell & Berkowitz
A Professional Corporation
207 Mockingbird Lane
Johnson City, Tennessee 37604

April 21, 2006

Tennessee Valley Financial Holdings, Inc.
401 South Illinois Avenue
Oak Ridge, Tennessee 37830

Re: Tennessee Valley Financial Holdings, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel to Tennessee Valley Financial Holdings, Inc., a Tennessee corporation (the “Company”), in connection with the Registration Statement on Form SB-2 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration of 533,334 shares of the Company's common stock, par value $1.00 per share (“Common Stock”) (the “Shares”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Charter and Bylaws of the Company, as amended to date, (ii) minutes and records of the corporate proceedings of the Company with respect to the Shares, (iii) the Registration Statement and exhibits thereto, (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of Tennessee, and the federal laws of the United States of America.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below and assuming the compliance with applicable state securities laws, we are of the opinion that the Shares when duly issued and delivered will be duly authorized, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Tennessee or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                        Very truly yours,

                                        /s/ Baker, Donelson, Bearman, Caldwell & Berkowitz

                        BAKER, DONELSON, BEARMAN, CALDWELL &
                                         BERKOWITZ, a Professional Corporation